UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)  April 21, 2019

BED BATH & BEYOND INC.

(Exact name of registrant as specified in its charter)

New York	0-20214	11-2250488
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

650 Liberty Avenue, Union, New Jersey 07083

(Address of principal executive offices) (Zip Code)

(908) 688-0888

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02              Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 21, 2019, the Board of Directors (the “Board”) of Bed Bath & Beyond Inc. (the “Company”) appointed each of Harriet Edelman, Harsha Ramalingam, Andrea M. Weiss, Mary A. Winston and Ann Yerger as an independent director of the Company, effective as of May 1, 2019. Ms. Edelman, Ms. Weiss, Ms. Winston, Ms. Yerger and Mr. Ramalingam will each serve until the Company’s 2019 annual meeting of shareholders, when she or he is expected to stand for re-election to the Board by a vote of the Company’s shareholders.  None of Ms. Edelman, Ms. Weiss, Ms. Winston, Ms. Yerger and Mr. Ramalingam has been appointed as a member of any committee of the Board at this time; however, the Company expects to appoint some or all of these new directors to one or more committees of the Board  in the future.

Ms. Edelman, Ms. Weiss, Ms. Winston, Ms. Yerger and Mr. Ramalingam will each be compensated in accordance with the Company’s standard compensation policies and practices for its non-employee directors (pro-rated based on start date), which are generally described in the Company’s proxy statement for its 2018 annual meeting of shareholders.

No family relationships exist between any of Ms. Edelman, Ms. Weiss, Ms. Winston, Ms. Yerger or Mr. Ramalingam and any of the Company’s other directors or executive officers.  There are no arrangements or understandings pursuant to which any of Ms. Edelman, Ms. Weiss, Ms. Winston, Ms. Yerger or Mr. Ramalingam was elected as a director, and there are no related party transactions between the Company and any of Ms. Edelman, Ms. Weiss, Ms. Winston, Ms. Yerger or Mr. Ramalingam reportable under Item 404(a) of Regulation S-K.

On April 21, 2019, Warren Eisenberg and Leonard Feinstein transitioned to the role of Co-Founders, Co-Chairmen Emeriti of the Board, effective immediately. As part of this transition, Patrick R. Gaston was appointed Independent Chairman of the Board, effective immediately. As a result of this transition, Mr. Eisenberg and Mr. Feinstein ceased to be officers of the Company effective as of April 21, 2019.

On April 21, 2019, the Board accepted the resignations of Warren Eisenberg, Leonard Feinstein, Dean Adler, Stanley Barshay, Klaus Eppler, Jordan Heller and Victoria Morrison from the Board, effective as of May 1, 2019.  None of Mr. Eisenberg, Mr. Feinstein, Mr. Adler, Mr. Barshay, Mr. Eppler, Mr. Heller or Ms. Morrison resigned as a result of any disagreement with the Board, the Company or its management on any matter relating to the Company’s operations, policies or practices.

On April 21, 2019, the Board also approved the creation of the Business Transformation and Strategic Review Committee as a new committee of the Board. The Committee will include both new and incumbent directors. In addition, on April 21, 2019, the Board appointed Virginia Ruesterholz as Chairwoman of the Nominating and Corporate Governance Committee.

A copy of the press release issued by the Company on April 22, 2019 regarding the above is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 5.02.

Item 5.03              Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 21, 2019 and effective on the same date, the Board amended the Amended By-laws of the Company (the “By-Law Amendment”).  The By-Law Amendment allows the Company to appoint a Director Emeritus or Chairman Emeritus and removes the requirement that the Chairman of the Board be considered an executive officer of the Company.

The foregoing description is qualified in its entirety by reference to the full text of the By-law Amendment, a copy of which is attached hereto as Exhibit 3.1.

Item 8.01              Other Events.

On April 22, 2019, the Company also published an Investor Presentation regarding the changes described in Item 5.02. A copy of the Investor Presentation is attached hereto as Exhibit 99.2 and is incorporated herein by reference. Additionally, the Company has posted the Investor Presentation on the investor relations section of its website at www.bedbathandbeyond.com.

Important Information

Bed Bath & Beyond Inc. (the “Company”) intends to file a definitive proxy statement and associated proxy card in connection with the solicitation of proxies for the Company’s 2019 Annual Meeting with the Securities and Exchange Commission (the “SEC”).

Details concerning the nominees of the Company’s Board of Directors for election at the 2019 Annual Meeting will be included in the Proxy Statement. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SHAREHOLDERS OF THE COMPANY ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH OR FURNISHED TO THE SEC, INCLUDING THE COMPANY’S DEFINITIVE PROXY STATEMENT AND ANY SUPPLEMENTS THERETO, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and shareholders will be able to obtain a copy of the definitive proxy statement and other documents filed by the Company free of charge from the SEC’s website, www.sec.gov. The Company’s shareholders will also be able to obtain, without charge, a copy of the definitive proxy statement and other relevant filed documents by directing a request by mail to Bed Bath & Beyond Inc. at 650 Liberty Avenue Union, New Jersey 07083, by contacting the Company’s proxy solicitor, D.F. King & Co., toll-free at 1 (888) 777-0320 or at bbby@dfking.com, or from the investor relations section of the Company’s website at www.bedbathandbeyond.com.

Participants in the Solicitation

The Company, its directors and certain of its executive officers will be deemed participants in the solicitation of proxies from shareholders in respect of the 2019 Annual Meeting. Information regarding the names of the Company’s directors and executive officers and their respective interests in the Company by security holdings or otherwise is set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended March 3, 2018, filed with the SEC on May 2, 2018, the Company’s quarterly reports on Form 10-Q filed with the SEC on July 6, 2018, October 10, 2018 and January 9, 2019, the Company’s Current Report on Form 8-K filed with the SEC on June 5, 2018 and the Company’s definitive proxy statement for the 2018 Annual Meeting of Shareholders, filed with the SEC on May 31, 2018. To the extent holdings of such participants in the Company’s securities have changed since the amounts described in the proxy statement for the 2018 Annual Meeting of Shareholders, such changes have been reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC. These documents can be obtained free of charge from the sources indicated above. Additional information regarding the interests of these participants in any proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will also be included in any proxy statement and other relevant materials to be filed with the SEC, if and when they become available.

Item 9.01              Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description

3.1	Amendment to By-Laws of Bed Bath & Beyond Inc.

99.1	Press Release issued by Bed Bath & Beyond Inc. on April 22, 2019.

99.2	Investor Presentation for the fiscal fourth quarter ended April 22, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BED BATH & BEYOND INC.
(Registrant)

Date: April 22, 2019	By:	/s/ Allan N. Rauch
Allan N. Rauch
Chief Legal Officer and General Counsel